                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Overseas Partners Ltd.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            OVERSEAS PARTNERS LTD.

                               Mintflower Place
                              8 Par-la-Ville Road
                            Hamilton HM GX, Bermuda

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                               October 20, 1999

To Our Shareowners:

  The Annual Meeting of Shareowners of Overseas Partners Ltd. (OPL or the Company), a Bermuda Company, will be held at the Company's offices at Mintflower Place, 8 Par-la-Ville Road, Hamilton, Bermuda, on October 20, 1999 at 9:00 A.M., for the following purposes:
    1.To elect a Board of Directors;

    2.To amend Bye-law 40 pertaining to the purchase price to be paid by the Company for its shares;

    3. To appoint Deloitte & Touche, Chartered Accountants, as auditors for OPL for the year ending December 31, 1999; and

    4.To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on August 31, 1999 as the record date for the determination of shareowners entitled to notice of and to vote at the meeting.

  By order of the Board of Directors.

                                          Thomas E. Butler
                                            Secretary

Hamilton, Bermuda

September 10, 1999

  IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, KINDLY SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. IF YOUR SHARES ARE HELD IN CUSTODY BY FIRST UNION NATIONAL BANK, KINDLY SIGN AND RETURN THE ENCLOSED LETTER OF INSTRUCTION, OR FOLLOW THE DIRECTIONS HEREIN FOR OBTAINING A PROXY, TO ASSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

                            OVERSEAS PARTNERS LTD.

                               Mintflower Place
                              8 Par-la-Ville Road
                            Hamilton HM GX, Bermuda     September 10, 1999

                                PROXY STATEMENT

  The accompanying proxy is solicited by the Board of Directors (the Board) of Overseas Partners Ltd., a Bermuda Company (OPL or the Company), for the Annual Meeting of Shareowners to be held on October 20, 1999, and is being mailed with this Proxy Statement to shareowners on or about September 10, 1999. The person giving the proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of OPL, by submitting a subsequent proxy or by voting in person at the meeting. The expense of proxy solicitation will be paid by OPL. In addition to solicitation by mail, proxies may be personally solicited at the direction of OPL's officers, for which no additional expense is anticipated.

  OPL had 127,500,000 shares of Common Stock, $0.10 par value (Common Stock or OPL Common Stock), outstanding and entitled to vote at the close of business on August 31, 1999. These shares are the only securities of OPL entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote, except that under OPL's Bye-laws the voting rights of any shareowner or shareowners acting as a group (other than certain shareowners set forth in OPL's Bye-laws) who beneficially own more than 10 percent of the voting stock would be scaled back so that such shareowners would be entitled to cast only one one-hundredth of a vote with respect to each share owned in excess of 10 percent. Only shareowners of record at the close of business on August 31, 1999 will be entitled to vote.

  It is intended that all shares of Common Stock represented by proxies properly executed in the accompanying form, unless otherwise specified thereon, will be voted FOR the election of the persons nominated by the Board to be directors, FOR the Bye-law amendment and FOR the appointment of Deloitte & Touche as auditors.

  Saul & Co., nominee for First Union National Bank (First Union), P.O. Box 41784, Philadelphia, PA 19101-1784 is the record owner of 99,034,252 shares, constituting 77.7% of the outstanding OPL Common Stock as of August 31, 1999. Such shares are held by First Union as custodian for shareowners who have not elected to have their shares distributed to them. First Union will forward this notice of meeting and proxy statement to the beneficial owners of the shares so held.

  Owners of Common Stock held by First Union as custodian may direct the voting of their shares by executing and returning to First Union before October 13, 1999, the Letter of Instruction which they receive along with this notice of meeting and proxy statement. An owner of shares who wishes to vote his or her shares in person at the meeting may request First Union to issue a proxy to him or her for the number of shares held for his or her account. Such request must be received by First Union prior to October 13, 1999. Shares for which no instructions or requests for proxies are timely received will be voted by First Union. First Union has advised OPL that it intends to vote such shares FOR the election of the persons nominated by the Board to be directors, FOR the Bye-law amendment and FOR the appointment of auditors.

  As used in this Proxy Statement, "dollars" and "$" refer to United States dollars.

                             ELECTION OF DIRECTORS

Nominees For Election as Directors

  A Board of six directors will be elected at the Annual Meeting. All of the current directors have been nominated for re-election by the Board. The directors elected at the Annual Meeting will serve until the next Annual Meeting and until the election and qualification of their successors, or until their appointment is terminated in accordance with OPL's Bye-laws.

  The Board has no reason to anticipate that any nominee will decline or be unable to serve. In case any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee or the Board may elect to reduce the number of directors to be elected at the Annual Meeting and to fill any resulting vacancies on the Board subsequent to the Annual Meeting. Under Bermuda law, a quorum of directors must ordinarily be resident in Bermuda. OPL Bye-laws provide that two directors shall constitute a quorum.

  Set forth below is certain biographical information concerning each of the nominees for election as director.
-------------------------------------------------------------------------------

                 Robert J. Clanin          Age 55           Director since 1994

                   Prior to becoming a director, Bob served as Vice President of OPL from June 1990 to August 1994. He has been Senior Vice President, Treasurer and Chief Financial Officer of United Parcel Service of America, Inc. (UPS) since 1994 and a director of UPS since 1996. Bob joined UPS in 1971. In 1979 he was named Wisconsin District Controller and Southwest Region Controller in 1987. He had served as Treasury Manager and then Finance Manager since 1989, prior to assuming his present responsibilities.
[PICTURE OF ROBERT J. CLANIN APPEARS HERE]
-------------------------------------------------------------------------------

                 D. Scott Davis           Age 47            Director since 1999

                   Scott was elected President and Chief Executive Officer,
                 and appointed to the Board of Directors of OPL on January 7, 1999. Before taking the helm at Overseas Partners Ltd., Scott served as Vice President -- Finance and Accounting for UPS, where his responsibilities for several years included banking, investments, financial reporting and shareowner relations. A Certified Public Accountant, he was also a trustee for the UPS Retirement Plan and was instrumental in the formation of UPINSCO, the UPS insurance company headquartered in the U.S. Virgin Islands. Prior to joining UPS, Scott was chief financial officer and then chief executive officer of II Morrow, Inc., a technology company based in Salem, Oregon that was acquired by UPS in 1986.
[PICTURE OF D. SCOTT DAVIS APPEARS HERE]
-------------------------------------------------------------------------------

                 Joseph M. Pyne           Age 51            Director since 1995

                   Joe is Senior Vice President -- Corporate Marketing for
                 UPS. In this capacity, he directs UPS's worldwide marketing efforts in the U.S. and in more than 200 countries and territories served by UPS. Previously, he served as Vice President -- U.S. Marketing at UPS. He began his UPS career in 1969 and was promoted to North Central Region Business Development Manager in 1984. In 1989 he became National Marketing Planning Manager, and later he headed Marketing for U.S. ground and air delivery services.
[PICTURE OF JOSEPH M. PYNE APPEARS HERE]
-------------------------------------------------------------------------------

                 Cyril E. Rance            Age 65           Director since 1995

                   Cyril was President and Chief Executive Officer of a large
                 Bermuda insurer until his retirement in 1990. He has more
                 than 40 years experience in all aspects of the insurance industry. He also has had a long and varied career in civic and government service, including 10 years as a member of the Bermuda Parliament. He is a director of XL Capital Ltd, an insurance holding company, and several international companies registered in Bermuda.
[PICTURE OF CYRIL E. RANCE APPEARS HERE]
-------------------------------------------------------------------------------

                 Edwin H. Reitman          Age 56           Director since 1991

                   Ed became non-executive Chairman of the OPL Board of
                 Directors in 1995. Previously, he had served as President and Chief Executive Officer since 1991. Ed held the position of Vice President -- Corporate Marketing for UPS from May, 1997 until January 1999, when he announced his retirement from
                 UPS. Previously, he had been President of UPS Europe since April 1995. In that capacity, he had overall responsibility for UPS's operations in Europe, Africa and the Middle East.
                 Ed was Manager of the UPS Legal Department from 1989 until 1995. Ed became of counsel to the Atlanta law firm of King & Spalding in February 1999.
[PICTURE OF EDWIN H. REITMAN APPEARS HERE]
-------------------------------------------------------------------------------

                 Walter A. Scott          Age 62            Director since 1995

                   Prior to his retirement in September 1994, Walter served as
                 Chairman, President and Chief Executive Officer of ACE Limited, an insurer based in Bermuda. He has served as a director of ACE since 1989 and was a consultant to the
                 Company after his retirement until September 1996. Prior to 1989, Walter served in various senior positions with
                 Primerica Corporation, (now Citigroup Inc.), a major publicly owned diversified financial services company. He is also a director of Annuity and Life Re Holdings Ltd., an insurer based in Bermuda.
[PICTURE OF WALTER A. SCOTT APPEARS HERE]
-------------------------------------------------------------------------------

Stock Ownership of Certain Beneficial Owners and Management

  Set forth below is information relating to the beneficial ownership of OPL Common Stock by (i) each director or director nominee, (ii) the Chief Executive Officer and the Named Executive Officers, and (iii) all directors and executive officers as a group. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise indicated.

  No individual or group known to the Company beneficially owns more than five percent of the outstanding shares of the Company.

                               Common Stock Held as of  August 31, 1999(1)
                           ----------------------------------------------------
                                        Additional Shares in
                                        which the Director or
                                           Nominee has, or
                              Shares     Participates in the
                           Beneficially Voting or Investment  Total Shares and
           Name              Owned(2)         Power(3)        Percent of Class
           ----            ------------ --------------------- -----------------
Bruce M. Barone
 54 Atkinson Lane
 Sudbury, MA 01776........    32,610                --           32,610 (0.03%)
Mark R. Bridges
 Mintflower Place
 8 Par-la-Ville Road
 P.O. Box 1581
 Hamilton, HM GX,
  Bermuda.................     3,810                --            3,810 (0.00%)
Thomas E. Butler
 Mintflower Place
 8 Par-la-Ville Road
 Hamilton HM GX, Bermuda..    16,705                --           16,705 (0.01%)
Robert J. Clanin
 55 Glenlake Parkway, NE
 Atlanta, GA 30328........    39,544          5,649,355(a)(b) 5,688,899 (4.46%)
D. Scott Davis
 Mintflower Place
 8 Par-la-Ville Road
 P.O. Box 1581
 Hamilton, HM GX,
  Bermuda.................    14,881                --           14,881 (0.01%)
Michael J. Molletta
 115 Perimeter Center
  Place
 Suite 940
 Atlanta, GA 30346........     9,902                --            9,902 (0.01%)
Joseph M. Pyne
 55 Glenlake Parkway, NE
 Atlanta, GA 30328........    22,613                --           22,613 (0.02%)
Cyril E. Rance
 Blue Anchorage
 No. 6 Agars Hill-Point
  Shares
 Pembroke HM 05, Bermuda..     2,000                --            2,000 (0.00%)

                               Common Stock Held as of August 31, 1999(1)
                          ----------------------------------------------------
                                       Additional Shares in
                                       which the Director or
                                          Nominee has, or
                             Shares     Participates in the
                          Beneficially Voting or Investment  Total Shares and
          Name              Owned(2)         Power(3)        Percent of Class
          ----            ------------ --------------------- -----------------
Edwin H. Reitman
 1050 Mitchell Hill Court
 Greensboro, GA 30642....    40,847                --           40,847 (0.03%)
Leopold A. Schmidt
 103 Quill Place
 Williamsburg, VA
 23185...................    36,948                --           36,948 (0.03%)
Walter A. Scott
 c/o Tempest Re
 Par-la-Ville Place
 14 Par-la-Ville Road
 Hamilton HM 08,
  Bermuda................     2,000                --            2,000 (0.00%)
Joe E. Strawn, Jr.
 556 Conway Village Dr.
 St. Louis, MO 63141.....     5,220                --            5,220 (0.00%)
All directors and
 executive officers as a
 group
 (10 persons)(4).........   152,302          5,649,355       5,801,657 (4.55%)

-----------
(1) These holdings are reported in accordance with regulations of the Securities and Exchange Commission (SEC) requiring the disclosure of shares as to which directors and officers hold voting or disposition power, notwithstanding the fact that they are held in a fiduciary, rather than a personal, capacity and that the power is shared among a number of fiduciaries including, in several cases, corporate trustees, directors or other persons who are neither officers nor directors of OPL.
(2) The amounts shown in this column include an aggregate of 27,871 shares owned by or held in trust for members of the families of Messrs. Butler, Clanin, and Schmidt as to which they disclaim beneficial ownership.
(3) Neither the directors, nominees, other officers nor members of their families, have any ownership rights in the shares listed in this column. Of the shares (a) 5,312,193 shares are owned by a charitable foundation on whose Board of Trustees Mr. Clanin and other persons serve and (b) 337,162 shares are held by a charitable foundation of which Mr. Clanin and other persons are trustees.

(4) All directors and officers as a group are totalled as of August 31, 1999. As such, Messrs. Barone, Strawn and Schmidt have been excluded from the total as Mr. Barone resigned from the Company as of December 3, 1998, Mr. Strawn retired from Parcel Insurance Plan, Inc. as of February 1, 1999, and Mr. Schmidt retired from OPL on May 31, 1999.

Meetings of the Board of Directors

  The OPL Board of Directors held four meetings during 1998. Each director attended all of the meetings of the Board of Directors and of Board Committees on which they served during 1998.

Committees of the Board of Directors

  The OPL Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and an Underwriting Committee.

  Messrs. Davis, Clanin and Reitman, each of whom is an officer and/or director of OPL, presently constitute the Executive Committee of the Board. Mr. Clanin is Chairman of the Executive Committee. This Committee has been authorized by the Board of Directors of OPL to exercise all of the powers of the Board except those acts which by law must be performed by the Board itself. The Executive Committee did not hold any meetings during 1998.

  Messrs. Pyne, Clanin and Rance, with Mr. Pyne as Chairman constitute the members of the Audit Committee. The Audit Committee meets with management to consider the adequacy of the internal controls and the objectivity of financial reporting. The Audit Committee also meets with the independent auditors and with appropriate financial personnel and internal auditors of the Company regarding these matters. The Audit Committee recommends to the Board the appointment of the independent auditors. Both the internal auditors and the independent auditors periodically meet with the Audit Committee and have unrestricted access to the Audit Committee. During 1998 the Chief Executive Officer periodically sat as an ex officio member of this Committee but did not participate in discussions on audit matters or in private sessions with internal or external audit personnel. The Audit Committee met twice in 1998.

  Messrs. Clanin, Reitman and Scott, with Mr. Clanin as Chairman, constitute the members of the Compensation Committee. The Compensation Committee is responsible: (i) to recommend to the Board of Directors the appropriate compensation of outside directors; (ii) to determine the compensation of the Chief Executive Officer; and (iii) to approve the compensation of the other officers of OPL and its subsidiaries upon recommendation of the Chief Executive Officer. The Compensation Committee met two times in 1998.

  Messrs. Clanin, Reitman and Scott, with Mr. Reitman as Chairman, constitute the members of the Nominating Committee. This Committee is responsible for the recommendation of director nominees to the Board of Directors and will consider nominees recommended by shareowners. Shareowners may submit their recommendations in writing to the attention of the Secretary of OPL. The Committee will consider nominations for the 2000 Annual Meeting if they are received by the Secretary not later than January 15, 2000. The Nominating Committee met once in 1998.

  The Underwriting Committee performs an oversight role of the Company's underwriting activities. It assists in the development of underwriting standards and helps identify lines of reinsurance which may be appropriate for the Company. The Committee reviews major new and renewing reinsurance programs and the financial performance of existing programs. The members of the Committee are Messrs. Davis, Rance and Scott, with Mr. Davis as Chairman. The Underwriting Committee met four times in 1998.

                           COMPENSATION OF DIRECTORS

  Directors who are employees of OPL receive no additional compensation for their service as directors or as members of committees appointed by the Board of Directors. Other directors receive an annual fee of $40,000. Members of the Audit, Compensation, Nominating and Underwriting Committees who are not employees of OPL receive an additional fee of $1,250 for each Committee meeting they attend.

           COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

Report of Compensation Committee on Executive Compensation

  The Compensation Committee of the Board of Directors has furnished the following report on Executive Compensation:

  The Compensation Committee of the Board of Directors has responsibility for determining the compensation of the Chief Executive Officer (CEO) and for approving the compensation of the other officers of OPL and its subsidiaries upon recommendation of the CEO. Overall compensation currently includes salary, bonus, and Stock Appreciation Rights. The Committee also determines cost of living allowances paid to executive officers resident in Bermuda. The Committee is assisted in carrying out its responsibility by OPL management and by outside consultants.

  In determining appropriate compensation levels, the Committee reviews data received from a consultant concerning compensation for comparable positions at reinsurance and real estate investment companies in Bermuda and the United States. The 1998 compensation of OPL's executive officers was less than the median compensation levels at the companies studied. Companies studied are not limited to those in the Standard & Poor's 500 Index and the Standard & Poor's Multi-Line Insurance Companies Index used in the performance charts following this report.

  All elements of the current compensation package are payable in cash. With respect to the salaries and bonuses of the CEO and other executive officers, the Committee does not employ formulas but instead exercises its judgment based on considerations including overall responsibilities, experience and ability, ability to work with others, performance against budget, prior year compensation and compensation programs of their previous employers. The Committee stresses collaborative working relationships and does not use objective corporate performance standards in determining the salaries and bonuses of individual executive officers, including the CEO.

  With respect to the resignation of Mr. Bruce Barone as President and Chief Executive Officer, members of the Compensation Committee met prior to Mr. Barone's departure, to consider its policies in negotiating his separation agreement. The members of the Committee delegated to Mr. Clanin the negotiation of Mr. Barone's agreement, and approved the agreement's terms and conditions upon completion of the negotiations between Messrs. Clanin and Barone.

  Awards under the Stock Appreciation Rights Plan are long-term awards intended to promote growth in shareowner value and continuity of employment. The number of performance units comprising each award is determined by a formula based on the salary of the recipient at the time of grant. The amount received upon exercise of the award depends on the performance of OPL Common Stock over the five-year period between grant and exercise.

  Cost of living allowances are intended to permit executive officers that have relocated to Bermuda from the United States to maintain a comparable standard of living.

                                          The Compensation Committee

                                          Robert J. Clanin, Chairman
                                          Edwin H. Reitman
                                          Walter A. Scott

Summary Compensation Table

  The following table shows the cash compensation paid or to be paid by OPL or any of its subsidiaries, as well as certain other compensation paid in 1998, 1997, and 1996 to the following Named Executive Officers in all capacities in which they served:

                                                                Long-term
                                  Annual Compensation          Compensation
                         ------------------------------------- ------------
                                                                  Stock
Name and Principal                              Other Annual   Appreciation    All Other
Position                 Year  Salary   Bonus  Compensation(4)  Rights(5)   Compensation(6)
------------------       ---- -------- ------- --------------- ------------ ---------------
Bruce M. Barone......... 1998 $274,125 $63,180    $234,757        18,791       $285,659
 President and Chief     1997 $243,750 $71,740    $234,035        13,870       $    --
 Executive Officer(1)    1996 $212,500 $57,300    $ 54,001        13,267       $    --

Thomas E. Butler........ 1998 $132,500 $35,586    $153,702         5,474       $    --
 Vice President and      1997 $126,250 $40,512    $132,851         3,832       $    --
 Secretary               1996 $120,000 $34,762    $    --          3,996       $    --

Mark R. Bridges......... 1998 $104,000 $   --     $ 84,375           --        $    --
 Vice President and
 Treasurer(2)

D. Scott Davis.......... 1998 $    --  $   --     $    --            --        $    --
 President and Chief
  Executive
 Officer(1)

Michael J. Molletta..... 1998 $126,250 $29,160    $    --          4,013       $    --
 President of Overseas   1997 $112,500 $34,604    $    --          2,561       $    --
 Management, Inc.        1996 $102,500 $29,701    $    --          2,561       $    --

Leopold A. Schmidt...... 1998 $142,500 $37,098    $151,260         5,888       $    --
 Vice President          1997 $131,250 $37,980    $165,675         3,983       $    --
                         1996 $112,500 $30,560    $ 27,905         3,747       $    --

Joe E. Strawn, Jr.(3)... 1998 $168,750 $   --     $    --            --        $    --
 President of Parcel          $ 13,500 $   --     $    --            --        $    --
  Insurance              1997
 Plan, Inc.

-----------
(1) Mr. Barone resigned on December 3, 1998 and was replaced by Mr. Davis on January 7, 1999.
(2) Mr. Bridges commenced employment with OPL in May 1998.
(3) Mr. Strawn became President of Parcel Insurance Plan, Inc. in December
    1997.
(4) Other annual compensation consists of cost of living allowances, and for Messrs. Barone, Butler, and Schmidt, reimbursement of additional U.S. income taxes paid as a result of the foreign assignment. These allowances are intended to permit such executives to maintain comparable living standards. Mr. Barone and Mr. Schmidt became Bermuda residents in September and November of 1996, respectively. Mr. Butler became a Bermuda resident in January 1997.
(5) Number of shares underlying Stock Appreciation Rights granted.
(6) These payments were made in connection with Mr. Barone's agreement, dated December 18, 1998, and included $85,625 for reimbursement of relocation expenses, $137,286 for his bonus paid before December 31, 1998, generally paid in January of 1999, $48,000 for rent and $14,748 paid for reimbursement of reasonable attorney's fees.

Stock Appreciation Rights -- Grants

  The following table sets forth information concerning grants of Stock Appreciation Rights to the Named Executive Officers in 1998:

                                                                    Potential Realizable
                                                                         Value at
                                                                    Assumed Annual Rates
                                                                        of OPL Stock
                                 % of Total                             Appreciation
                                   Rights                            For Rights Term(3)
                         Rights  Granted to Appreciation Expiration --------------------
Name                     Granted Employees    Base(1)     Date(2)      5%        10%
----                     ------- ---------- ------------ ---------- --------- ----------
Bruce M. Barone......... 18,791      39%       $17.00     9/30/03   $  88,257 $  195,026
Mark R. Bridges.........    --      --         $  --          --    $     --  $      --
Thomas E. Butler........  5,474      11%       $17.00     9/30/03   $  25,710 $   56,813
D. Scott Davis..........    --      --         $  --          --    $     --  $      --
Michael J. Molletta.....  4,013       8%       $17.00     9/30/03   $  18,848 $   41,650
Joe E. Strawn, Jr.......    --      --         $   --         --    $     --  $      --
Leopold A. Schmidt......  5,888      12%       $17.00     9/30/03   $  27,655 $   61,110

-----------
(1) Represents the price of OPL Common Stock on the date of grant.
(2) Generally, Rights may not be exercised until the expiration of five years from the date of grant, and then only during a 30-day period following the mailing date of OPL's Annual Report on Form 10-K for the prior year.
(3) Based on actual term of Stock Appreciation Rights and annual compounding. The dollar amounts in these columns are the result of calculations at the assumed appreciation rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of shares of Common Stock.

Stock Appreciation Rights Exercises and Holdings

  The following table sets forth information concerning Stock Appreciation Rights exercised in 1998 by the Named Executive Officers and the value of their unexercised Rights on December 31, 1998.

Aggregated Stock Appreciation Rights Exercised in 1998 and Year-End Rights
Value

                         Number of
                           Shares    Value     Number of Unexercised       Value of Unexercised
                         Underlying Realized    Rights at 12/31/98          Rights at 12/31/98
                           Rights     Upon   ------------------------- ----------------------------
Name                     Exercised  Exercise Exercisable Unexercisable Exercisable Unexercisable(1)
----                     ---------- -------- ----------- ------------- ----------- ----------------
Bruce M. Barone.........   6,799    $65,270      --         58,162         $--         $363,858
Mark R. Bridges.........     --     $   --       --            --          $--         $    --
Thomas E. Butler........   4,420    $42,432      --         21,582         $--         $155,364
D. Scott Davis..........     --     $   --       --            --          $--         $    --
Michael J. Molletta.....   1,877    $18,019      --         13,532         $--         $ 91,552
Joe E. Strawn, Jr.......     --     $   --       --            --          $--         $    --
Leopold A. Schmidt......   1,785    $17,136      --         19,754         $--         $132,287

-----------
(1) Based on net book value per share of OPL Common Stock as of December 31, 1998 minus exercise price.

Retirement Plans

  The following table shows the estimated annual retirement benefit payable under OPL's Retirement Plan and Coordinating Benefit Plan (the Plans) at age 65 on a single life only annuity basis to participating employees, including the Named Executive Officers, who are also entitled to receive $16,008 per year (maximum currently payable) in primary Social Security benefits:

Pension Plan Table

                           Estimated Annual Retirement Benefits (as of
                                            12/31/98)
                                For Years of Service(1)(2)(3)(4)
     Average           -----------------------------------------------------------------------
   Remuneration        15 Years           20 Years           25 Years           30 Years
   ------------        --------           --------           --------           ---------
     $125,000          $ 27,248           $ 36,327           $ 45,417           $ 54,596
     $150,000          $ 33,498           $ 44,659           $ 55,834           $ 66,996
     $175,000          $ 39,748           $ 52,992           $ 66,252           $ 79,496
     $200,000          $ 45,998           $ 61,324           $ 76,669           $ 91,996
     $225,000          $ 52,248           $ 69,657           $ 87,087           $104,496
     $250,000          $ 58,498           $ 77,989           $ 97,504           $116,996
     $300,000          $ 70,998           $ 94,654           $118,339           $141,996
     $400,000          $ 95,998           $127,984           $160,009           $191,996
     $450,000          $108,498           $144,649           $180,844           $216,996
     $500,000          $120,998           $161,314           $201,679           $241,996

-----------
(1) Under the OPL Retirement Plan, participants receive credit for prior service with UPS. In the case of participants with UPS deferred vested benefits, OPL is responsible for the difference between the amounts shown above and the amounts such participants receive from UPS at retirement.
(2) Amounts exceeding $130,000 would be paid pursuant to OPL's Coordinating Benefit Plan.
(3) For 1998, no more than $160,000 (which is adjusted from time to time by the Internal Revenue Service) of cash compensation could be taken into account in calculating benefits payable under OPL Retirement Plan.
(4) Participants who elect payment forms with survivor options will receive lesser monthly amounts than those shown in the above table.

  The compensation covered by the Plans whose benefits are summarized in the table above includes salary plus bonus. The Covered Compensation for each participant in the Plans is the average Covered Compensation of the participant during the five highest consecutive years out of the last ten full calendar years of service.

  Estimated or actual credited years of service under the Plans to the Named Executive Officers was as follows: Barone -- 22 years, Butler -- 33 years, Molletta -- 21 years, Schmidt -- 30 years and Strawn -- 1 year. Mr. Bridges does not participate in the Plan.

  The Plans permit participants with 25 or more years of benefit service to retire as early as age 55 with no or only a limited reduction in the amount of their monthly benefits.

Compensation Committee Interlocks and Insider Participation

  Two members of the Compensation Committee of the Board of Directors of OPL were officers of the Company prior to 1998. Robert J. Clanin served as Vice President of OPL from 1990 until 1994, and Edwin H. Reitman served as President and Chief Executive Officer of OPL from 1991 until 1995. Mr. Reitman serves as of counsel to the Atlanta law firm of King & Spalding, which provides legal services to OPL.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

  Bruce M. Barone resigned from OPL as President, Chief Executive Officer and director as of December 3, 1998. On December 18, 1998, OPL entered into an agreement with Mr. Barone. The agreement contained non-competition provisions and provided for certain payments and benefits, including those set forth in the Summary Compensation Table on page 8. In addition, Mr. Barone will receive monthly consulting fees through December 2001, continued payment of health insurance premiums until Mr. Barone becomes covered under another group medical plan, and cash payments equal to the payments Mr. Barone would have received under his Stock Appreciation Rights had he remained with OPL for the term of the Rights. As in prior years, Mr. Barone will also receive a tax equalization payment with respect to his 1998 income. Under the agreement, Mr. Barone will also receive retirement benefits when he becomes eligible, as if he had been 55 years old when he resigned (but without credit for service during the intervening years).

Performance Graph

  The following graph shows a five year comparison of cumulative total shareowner returns for OPL, the Standard & Poor's 500 Index (the S&P 500) and the Standard & Poor's Multi-Line Insurance Companies Index (the S&P Multi-
Line). The comparison of the cumulative total returns on investment (change in annual stock price plus reinvested dividends) for each of the annual periods assumes that $100 was invested on December 31, 1993 in each of OPL's Common Stock, the S&P 500 and the S&P Multi-Line.

               Comparison of Five Year Cumulative Total Returns
                        (OPL, S&P 500, S&P Multi-Line)

                             [GRAPH APPEARS HERE]
                OPL         S&P 500     S&P Multi-Line
              ------        -------     --------------
Dec-93        100.00        100.00          100.00
Dec-94        117.73        101.28          105.56
Dec-95        143.18        135.00          151.72
Dec-96        170.00        162.00          181.39
Dec-97        203.41        211.37          280.73
Dec-98        237.27        267.00          312.99

  OPL Common Stock is not listed on a securities exchange or traded in the over-the-counter market. The current price of OPL Common Stock at any time during a year is equal to the book value of OPL Common Stock on December 31 of the prior year as reported in OPL's Annual Report to Shareowners. The current price of OPL Common Stock is announced approximately ten days after the end of the year. Because the date varied during the years listed above, the performance graph assumes that the price was announced on December 31.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Common Relationships with UPS

  OPL was organized under Bermuda law in June 1983 by UPS. On December 31, 1983, prior to commencing operations, OPL was spun off when UPS paid a special dividend to shareowners of one share of Common Stock for each share of UPS Common Stock outstanding as of November 18, 1983, resulting in the distribution of approximately 97% of the outstanding Common Stock.

  OPL was organized to reinsure shippers' risks relating to packages carried by subsidiaries of UPS as well as to underwrite other reinsurance for insureds unaffiliated with UPS. Since commencing operations on January 1, 1984, OPL's primary reinsurance business has been reinsuring insurance issued by United States-based insurance companies unaffiliated with UPS or OPL. This reinsurance covers the risk of loss or damage to shippers' packages carried by UPS's subsidiaries and unaffiliated foreign common carriers whose declared value exceeds $100 or equivalent in foreign currency. The reinsurance of shipper's risk insurance does not involve transactions conducted between UPS and OPL. Various subsidiaries of American International Group, Inc. (AIG), (an insurance company unaffiliated with OPL or UPS) insure customer packages in return for premiums paid by the customers. OPL reinsures these primary insurers, whose premium payments constitute OPL's largest source of revenues and profits. Reinsurance premiums earned by OPL for reinsuring these risks from January 1, 1998 to December 31, 1998 were $371.8 million or 29.6% of OPL's 1998 revenues, a reduction from 32.3% in 1997. On August 9, 1999, a judge of the United States Tax Court issued an opinion in United Parcel Service of America, Inc. v. Commissioner of Internal Revenue. OPL is not a party to the case and is not directly affected by this decision. However, the opinion concerns the taxability of premiums paid by UPS shippers for shipper's risk insurance and, as noted above, shipper's risk insurance is reinsured by OPL. The Tax Court opinion is adverse to UPS and caused UPS to change its current arrangements for shipper's risk insurance. OPL has been notified by AIG that its agreements for shipper's risk reinsurance have been terminated, effective October 1, 1999. OPL continues to reinsure workers' compensation insurance issued by another unaffiliated United States-based insurance company covering risks of a UPS subsidiary in the State of California.

  Several members of OPL's Board of Directors served as officers of UPS during 1998. Mr. Robert J. Clanin has served as Vice President, Treasurer, Chief Financial Officer and director of UPS; Mr. Joseph M. Pyne serves as Senior Vice President -- Corporate Marketing of UPS; Mr. Edwin H. Reitman served as Vice President -- Corporate Marketing of UPS and Mr. D. Scott Davis served as Vice President -- Finance and Accounting for UPS. As such these individuals had an interest in transactions occurring between the Company and UPS in 1998. In considering which risks related to UPS's business to reinsure, directors of OPL who are also officers and shareowners of UPS must consider the impact of their business decisions on each of the two companies. Although prevailing market conditions are among the factors considered by them in making such decisions, there can be no assurance that transactions relating to the two companies will be on the most favorable terms that could be obtained by either party in the open market. OPL does not have any formal conflict resolution procedures. Nevertheless, in connection with the reinsurance by OPL of risks related to the business of UPS, OPL believes that the rates charged by the primary insurers reinsured by OPL are competitive with those charged to shippers utilizing other carriers.

  OPL's business has included leasing certain aircraft and real property to subsidiaries of UPS through Overseas Partners Leasing Inc. (OPLI) (formerly Overseas Partners Capital Corp.). OPLI is a wholly owned subsidiary of OPL, and OPL has guaranteed OPLI's performance of the leasing arrangements described below. In December 1989, OPLI acquired from UPS the Ramapo Ridge facility (the Facility). Beginning in July 1990, the Facility was leased to UPS for an initial term ending in 2019. UPS uses the Facility as a data processing, telecommunications and operations center. Lease payments have fixed and variable components. The fixed component provides for aggregate lease payments of approximately $216 million over the initial term of the lease. The variable component of the lease payments is based on the number of customer accounts maintained by UPS.

  In December 1989, OPLI acquired from UPS for approximately $67.9 million its rights to purchase from the Boeing Company five 757 aircraft which were then being manufactured. The aircraft were delivered to OPLI in 1990 and were leased to UPS until July 8, 1998. On that date, the aircraft were sold pursuant to the terms of a purchase option granted to United Parcel Service Co. in a May 31, 1990 Aircraft Lease Agreement between the parties. The sales price was calculated according to a Termination Value as specified in the Aircraft Lease Agreement. Proceeds from the sale were approximately $202 million, yielding a gain on sale before income taxes of approximately $12 million.

  OPLI has irrevocably assigned the right to receive the fixed component of rentals on the Facility lease to its subsidiary, OPL Funding Corp. (OPL Funding), a Delaware corporation. OPL Funding pledged its interest in these payments to secure bonds issued to finance the acquisition of the leased assets. UPS's obligation to pay the fixed rentals to OPL Funding is absolute and unconditional during the initial term of the lease, and continues after an early lease termination unless UPS pays to OPL Funding an amount sufficient to defease the remaining interest payments on the bonds. In the event that OPLI fails to pay certain income taxes, UPS is obligated to pay additional rentals to provide for such taxes. OPLI is required to reimburse UPS the amount of any such termination or tax payments.

  At the conclusion of the lease, UPS may purchase the Facility at fair market value. UPS has an option to purchase the land on which the Facility is located, but not the buildings, from Overseas Partners Capital Corp. (OPCC) in 2050 for approximately $63.7 million, subject to certain adjustments for increases in the fair market value of the land. In 1998, OPCC and its subsidiary received rental payments of approximately $27.1 million in the aggregate from UPS pursuant to the leases described above.

Other Transactions

  OPL used the services of the Atlanta law firm of King & Spalding in 1998. Mr. Edwin H. Reitman, a director of OPL, became of counsel to this firm in February 1999.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on the review of the forms required by Section 16(a) of the Securities Exchange Act of 1934 that have been filed, and written representations that no other forms are required, OPL believes that all filing requirements applicable to its officers and directors have been complied with. There are no beneficial owners known to the Company that own more than 10% percent of the outstanding shares of the Company's Common Stock.

                            AMENDMENT TO BYE-LAW 40

  At its meeting on August 10, 11, and 12, 1999, the Board approved and set for shareowner vote an amendment to the Company's Bye-Laws that would change the method of determining the price the Company pays for its shares.

Introduction

  Under the Company's Bye-Laws, OPL has rights of purchase and/or first refusal with respect to all of its shares. See Bye-laws 40, 40A and 40B attached as Exhibit "A". As a result, the Company is the only market for its shares, and the price the Company pays for its shares constitutes the actual value of the shares for most purposes.

  Currently, Bye-law 40(13) provides that the price OPL pays for its stock is the net book value per share as determined from the Company's most recent audited balance sheet as reported to Members or otherwise generally made available. The net book value per share is now $19.84.

  The proposed amendment to Bye-law 40(13) provides that the price the Company would hereafter pay for its shares would be the fair value per share as determined by the Board of Directors in good faith from time to time using such criteria as it deems appropriate in the circumstances. See Exhibit "B".

Reasons for the Amendment

  Although the book value method has worked well since OPL commenced operations in 1984 and has been an appropriate way of determining the price of OPL shares to date, the Board believes that the proposed change will be in the best interests of shareowners as the Company grows and expands its business in the future.

  Book value measures the historic value of a business and is closely tied to accounting rules and time periods. It does not take into consideration future earnings and prospects or the value of the business as a going concern.

  The more discretionary method proposed by the Board will permit it to focus on the long term value of the Company in determining the price of the stock and to minimize short term fluctuations in book value. Such fluctuations could result in many ways. For example:

  . The Company's investment portfolio, which amounted to $2,621,927 (or 52% of assets) at June 30, 1999, is invested in publicly traded securities that are subject to the high level of volatility that has prevailed in the public markets in recent years. A major market correction could result in a significant reduction in book value and stock price.

  . As the Company's reinsurance business has grown in today's highly competitive market, the Company has been required to assume more significant risks as part of its book of business. While these risks provide attractive returns over the long term and meet the Company's underwriting guidelines, they have added another element of volatility to the Company's financial results. The occurrence of an unusual number of losses in a short time frame could result in a temporary or longer-term reduction in book value and stock price.

Initial Stock Price Determination

  If the proposed Bye-law amendment is approved by shareowners at the Annual Meeting in October, the Board intends to set an initial stock price at its meeting in November. In setting the initial and subsequent stock prices, the Board may consider a variety of factors including past and current earnings and cash flow, the present value of discounted projected future earnings and cash flow, the stock price, earnings and book value of comparable companies, industry considerations, liquidity, debt-to-equity ratios, industry multiples and supply and demand for OPL shares. Currently, the Board expects to determine the fair value per share twice annually.

  The Board may engage an investment banking or financial advisory firm with recognized expertise in insurance company valuations to advise the Board concerning the methodology to be used by the Board in setting the initial and subsequent stock prices and may from time to time obtain advice on a range of fair values from one or more such firms.

Relationship of Fair Value to Book Value

  While the Board believes that the proposed amendment will enable the Board to better price the Company's stock over the long term, the Board does not anticipate a significant change in the stock price in the short term because most comparable property and casualty reinsurers are not currently valued at significant premiums over book value and are trading at low multiples to earnings. In part, this is because of the current market conditions in property and casualty reinsurance where depressed rates and intense competition prevail in many lines of business.

  In summary, the Board of Directors believes that the proposed amendment will enable the Board to better price OPL stock over the long term and to minimize short term fluctuations. The Board of Directors recommends shareowners vote FOR the proposed amendment. Approval of the amendment requires the affirmative vote of 80% of outstanding shares.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board recommends, for appointment by the shareowners, Deloitte & Touche, Chartered Accountants, as independent auditors, to audit the consolidated financial statements of OPL for the year ending December 31, 1999 and to prepare a report on such audit. A representative of Deloitte & Touche will not be present at the Annual Meeting, but officers of OPL will be available to respond to appropriate questions by shareowners.

                              VOTING REQUIREMENTS

  OPL's Bye-laws require that at any Annual Meeting of Shareowners, two shareowners present in person and representing in person or by proxy in excess of 50% of the outstanding voting shares of Common Stock will constitute a quorum for the Meeting. The Bye-laws further provide that any question brought before the Meeting will be decided on a simple majority of the votes cast, unless otherwise provided by The Companies Act of 1981 of Bermuda.

  The election of Directors and the appointment of auditors will be decided by a simple majority of 50% plus one of the votes cast. Approval of the Bye-law amendment requires the affirmative vote of 80% of outstanding shares. A vote withheld in the election of directors will be counted as a vote against a nominee. An abstention will have no effect on the outcome of the voting in respect of the election of directors or appointment of auditors, but will have the effect of a vote against the Bye-law amendment.

                                OTHER BUSINESS

  The Board is not aware of any business other than the election of Directors, the amendment to the Bye-laws and the appointment of auditors to be presented for action at the Meeting. However, should any other matters requiring a vote of the shareowners arise, the proxies named in the accompanying proxy or Letter of Instruction, as the case may be, will vote in accordance with their own best judgment.

                             SHAREOWNER PROPOSALS

  In order for proposals of shareowners to be considered for inclusion in the proxy materials for the 2000 Annual Meeting, such proposals must be received by the Secretary of OPL not later than January 15, 2000.

  Notice of a proposal which a shareowner wishes to raise at the 2000 Annual Meeting but does not wish to have included in OPL's proxy materials for that meeting must be received by the Secretary of the Company not more than

60 days and not less than 30 days in advance of the 2000 Annual Meeting in order to be considered timely under the Company's Bye-laws. However, in the event less than 40 days' notice or prior public disclosure of the date of the 2000 Annual Meeting is given to shareowners, notice of a proposal by a shareowner, to be timely, must be received not later than the close of business on the tenth day following the date that notice of the 2000 Annual Meeting was mailed or such public disclosure was made, whichever occurs first.

                          ANNUAL REPORT ON FORM 10-K

  A copy of OPL's 1998 Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to: Thomas E. Butler, Secretary, Overseas Partners Ltd., Mintflower Place, 8 Par-la-Ville Road, Hamilton HM GX, Bermuda.

                                   EXHIBIT A

                           BYE-LAWS 40, 40A AND 40B

                              TRANSFER OF SHARES

40. The instrument of transfer shall be in the form or as near thereto as circumstances permit of Form "A" in the Schedule hereto. The transferor shall be deemed to remain the holder of each share until the same has been transferred to the transferee in the Register of Members. The following conditions shall apply to the transfer of shares:

    (1) No shares in the Company entitled to vote generally in the election of directors ("voting shares"), or an interest in said shares, shall be transferred to any person, firm or corporation, unless said shares shall have been offered for sale, as provided in this Bye-law, to the Company, or any corporation or corporations which shall succeed the Company by way of consolidation, merger, reorganisation or otherwise. (For exceptions relating to bona fide gifts, inheritance and certain other transfers see paragraph (8)).

    (2) A Member who in good faith desires to transfer to a transferee, other than the Company, all or any of his voting shares in the Company shall deliver to the treasurer of the Company at its principal place of business as designated by the Company, written notice of his intention to make such transfer, stating the number of voting shares to be transferred, the name and address of the proposed transferee and the price and terms upon which such shares will be transferred. Such notice shall also bear a statement signed by the proposed transferee representing that the information therein set forth is true and correct.

    (3) For a period of thirty days after receipt of such notice of intention by the treasurer of the Company, the Company shall have the exclusive option to purchase all, or a part, of said voting shares at the price and on the terms set forth in this Bye-law. The Company shall exercise its option to purchase any such voting shares by mailing, registered or certified mail, postage prepaid, prior to the expiration of the thirty-day period, to the Member at his last known address, written notice by the Company, signed by the treasurer or an assistant treasurer of the Company of the decision by the Company to exercise its option. The Company shall be free to transfer shares of the Company without compliance with this Bye-law, but any transferee shall transfer shares so obtained from the Company only in accordance with this Bye-law.

    (4) If the Company shall fail to exercise its option as set forth above with respect to all voting shares set forth in the Member's notice of intention, or if the Company shall by a writing, signed by its treasurer or assistant treasurer, elect either not to exercise such option or to waive such option prior to receipt of formal notice of a proposed transfer, then the Member may, within a period of twenty days after either the expiration of the thirty-day period of the Company option or the execution of written election or waiver by the treasurer or assistant treasurer of the Company, as the case may be, sell pursuant to the notice of intention given by him or the written waiver, as the case may be, all, but not a part, of the shares, therein described which the Company elected not to purchase pursuant to its option as above set forth, for the price and on the terms therein described.

    (5) If the Company fails to exercise, elects not to exercise, or waives its options hereunder with respect to all voting shares set forth in the Member's notice of intention, and the transfer of any such shares as proposed is made within such twenty-day period provided for such transfer, the transferee shall thereafter hold said shares subject to all the restrictions herein provided. If the Company fails to exercise, elects not to exercise, or waives its option hereunder with respect to all voting shares set forth in the Member's notice of intention, and the proposed transfer of any such shares is not made within said twenty-day period provided for such transfer, no future proposed transfer by the Member, whether to the same or to a different proposed transferee or whether on the same or different terms, may be made until and unless the procedure hereinabove set forth has been again followed.

    (6) The closing of any purchase by the Company pursuant to this Bye-law shall take place at the principal place of business of the Company, at a time agreed upon by the parties but no later than thirty days from the date notice of the Company's intention to purchase is mailed to the Member. If the Member fails to deliver the certificates or other evidence of the Member's interest therein at the time of the closing of such sale, the Company may deposit the purchase price in any bank or trust company in a special account with instructions to pay the same to such Member upon receipt of the certificates for the Company's voting shares duly endorsed.

  From and after the date of such deposit, all rights and interest of such Member, and all persons claiming by, through and under him, in and to such shares shall cease, and he shall have no further rights or interest with respect to such shares other than to receive the purchase price without interest; and, if the Company shall record the transfer of such shares to the Company, it shall cancel the Member's certificate or certificates on its books.

    (7) (a) Voting shares of the Company distributed by UPS as dividends upon the Capital Stock of UPS, which shares of Capital Stock of UPS are or were held in the UPS Managers Stock Trust ("Trust") for the account of a member of such Trust, shall be subject to purchase by the Company, at the Company's option, upon the termination, by death or otherwise, of the Member's employment with Overseas, UPS or any of their respective subsidiaries, or upon the termination of the Trust. If the Member beneficially owns less than 500 shares of the Capital Stock of UPS in the Trust, then for a period of three years from termination of the Member's employment the Company shall have the right to purchase all or part of the voting shares of the Company described in this subparagraph (a) held by such Member. If the Member beneficially owns 500 or more shares of UPS Capital Stock in the Trust, then for a period of Thirteen years from the termination of the Member's employment the Company shall have the right to purchase a cumulative annual maximum of ten percent of the voting shares of the Company described in this subparagraph (a) held by such Member. All heirs, legatees and personal representatives who receive such shares of the Company distributed as dividends as described in this subparagraph (a) shall hold such shares subject to this subparagraph (a). If the Trust terminates the Company shall have the right to purchase voting shares of the Company described in this subparagraph (a) in accordance with subparagraph (b) below.

    (b) Voting shares of the Company distributed by UPS as dividends upon the Capital Stock of UPS, which shares of Capital Stock of UPS are or were held pursuant to the UPS Managers Stock Plan, shall be subject to purchase by the Company when the Member serves notice of his desire to terminate the option which allows UPS to purchase UPS Capital Stock distributed under UPS Managers Stock Plan and held by such Member. The Company shall have the exclusive option to purchase voting shares of this Company within sixty days from receipt of such notice.

    If the Member does not serve notice on the Company, then for three years after the termination of such Member's employment the Company shall have the option to purchase any or all of the voting shares of the Company described in this subparagraph (b). If a Member transfers voting shares of the Company described in this subparagraph (b) to anyone other than the Company, then the transferee of such Member shall hold such shares of the Company subject to this subparagraph (b).

    (c) Voting shares of the Company distributed as dividends upon the Capital Stock of UPS, which shares of Capital Stock of UPS are held pursuant to the UPS Stock Plan, shall be subject to purchase by the Company whenever the Member requests the Company to purchase such voting shares of the Company. If the Member requests such purchase by the Company then the Company is obligated to purchase annually ten percent of the voting shares of the Company held by the Member until all of such shares are purchased by the Company or the Member transfers such shares to a third party. If the Member transfers such shares of the Company to a third party, the Company shall have the option at any time to purchase any or all of the shares so transferred for one year after the transfer.

    (d) Voting shares of the Company distributed by UPS as dividends upon the Capital Stock of UPS, which shares of Capital Stock of UPS are or were held by the UPS Thrift Plan Trust or the UPS Retirement Trust, shall be subject to purchase by the Company, at the Company's option, at any time within three years of the transfer of the Company shares or voting shares of the Company by the trustee of the UPS Thrift Plan Trust or the trustee of the UPS Retirement Trust.

    (e) Voting shares of the Company distributed by UPS as dividends upon the Capital Stock of UPS, which shares of Capital Stock of UPS were issued pursuant to any of the Agreements and Plans of Reorganisation dated as of December 4, 1979, between UPS on the one hand, and Parmac Corporation, Nuparmac Corporation or Parco Managers Corporation, on the other, or as the result of any stock dividend, stock split, recapitalisation or other similar event in respect of shares of the Company's Capital Stock shall be subject to purchase by the Company, at the Company's option, at any time after January 10, 1985, upon the Company giving the Member ninety days prior notice of the Company's intent to purchase such shares. Any transferee who receives voting shares of the Company described in this subparagraph (e) shall hold such shares subject to this subparagraph (e).

    (f) Voting shares of the Company distributed by UPS as dividends upon the Book Value Shares issued pursuant to the 1981 Stock Option Plan shall be subject to purchase by the Company, at the Company's option, at any time in accordance with the provisions of subparagraph (a) of this paragraph (7).

    (g) Voting shares of the Company issued as incentive awards to employees of the Company or UPS, or any of their respective subsidiaries shall be subject to purchase by the Company in the same manner and at the same times as such shares would be subject to purchase if they had been issued as dividends upon the Capital Stock of UPS held in the Trust pursuant to subparagraph (a) of this paragraph (7).

    (h) If a Member executes an Option Extension Agreement under the UPS Managers Stock Trust or the UPS Managers Stock Plan then the Company shall retain the right to purchase voting shares of the Company, held by such Member, in accordance with subparagraphs (a) and (b), except that the longer period of time stipulated in the duly executed Option Extension Agreement shall apply.

    (8) A transfer of voting shares, or interest therein, by way of a bona fide gift or by way of inheritance, and a transfer of voting shares by the Trustee of the UPS Managers Stock Trust to the member of such Trust for whose account the Trustee has received such shares, shall not require a prior offering to the Company as herein provided, but the donee, legatee, or other recipient thereof shall hold such shares subject to the restrictions provided in this Bye-law. A transfer of voting shares, or interest therein, by operation of law, which includes, but is not limited to, bankruptcy and descent or distribution, shall not require a prior offering to the Company as provided in this Bye-law, but the trustee, heir or other recipient thereof shall hold said shares subject to the restrictions provided in this Bye-law. A transfer of a security interest in voting shares of the Company, whether by lien, pledge, mortgage, deposit or otherwise shall not require a prior offering to the Company, but no purchaser at any sale, private or judicial, upon foreclosure or execution shall become the owner of said shares or have said shares registered in his name until he shall have first offered said shares to the Company for purchase in accordance with this Bye-law.

    (9) The restrictions upon the sale or transfer of voting shares of the Company provided in this Bye-law shall apply to all voting shares in the hands of all holders or owners, whether original Members or subsequent purchasers or transferees, and whether acquired through the voluntary or involuntary act of a Member or by operation of law, and whether part of the first authorised issue or by any subsequent or increased issue.

    (10) Any transfer in violation of this Bye-law shall be null and void and of no force or effect whatsoever. No voting shares of the Company shall be transferred on the books of the Company until the Member intending such transfer shall have complied with the provisions of this Bye-law.

    (11) A legend referring to the provisions of this Bye-law shall be printed, stamped, written or endorsed upon each and every share certificate issued after the effective date of this revised Bye-law 40(11) by the Company. Such legend shall read as follows:

    "The sale or other transfer of shares of the Company, or any interest therein, as represented by this certificate, whether voluntary or involuntary or by operation of law, is subject to a right to purchase by the Company as more fully provided for in the Bye-laws of the Company. The holder of this certificate is hereby put on notice that any transfer or sale of the shares represented by this certificate in violation of said right of purchase will be null and void and of no force or effect whatsoever. Copies of the Bye-laws of the Company are available for inspection during business hours at the Company's principal place of business."

    Any legend referring to the right of UPS to purchase the shares of the Company, or any interest therein, appearing on share certificates issued prior to the effective date of this revised Bye-law 40(11) shall be deemed, from and after the effective date of this revised Bye-law 40(11), to refer to the right of the Company to purchase the shares represented by such share certificate pursuant to the provisions of this revised Bye-law 40.

    (12) In addition to the legend described in paragraph (11) hereof, a legend specifically referring to the provisions of paragraph (7) hereof shall be printed, stamped, written or endorsed upon each and every share certificate issued by the Company. Such legend shall read as follows:

    "In addition to the right of purchase in connection with the sale or transfer of the shares of the Company or any interest therein stated above, the Company has the right to purchase the shares of the Company represented by this certificate in certain circumstances. Any transferee of these shares shall hold them subject to such rights. Copies of the Bye-laws of the Company are available for inspection during business hours at the Company's principal place of business."

    Any legend referring to the right of UPS to purchase the shares of the Company, or any interest therein, appearing on share certificates issued prior to the effective date of this revised Bye-law 40(12) shall be deemed, from and after the effective date of this revised Bye-law 40(12) to refer to the right of the Company to purchase the shares represented by such share certificate pursuant to the provisions of this revised Bye-law 40.

    (13) The purchase price per share to be paid by the Company upon the exercise of the options provided by this Bye-law shall be the net book value of each such share as determined from the Company's most recent audited balance sheet as reported in its annual report to Members and mailed to its Members or otherwise generally made available as of the date of the closing of such sale, or, if purchased by the Company pursuant to the right described in paragraph (3) of this Bye-law, the lesser of: (a) such net book value of such share; or
  (b) the price at which such shares are proposed to be sold as set forth in paragraph (2) of this Bye-law 40. Net book value shall be determined in accordance with generally accepted accounting principles as applied in the United States of America. The aforementioned purchase price shall be paid in United States dollars.

    (14) Notwithstanding anything contained in the Bye-laws to the contrary, any amendment to or deletion of this Bye-law 40 shall require the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of Directors.

40A. Voting shares of the Company subscribed for (on or after the effective date of these Amended and Restated Bye-laws) by a Member pursuant to stock purchase plans maintained by the Company or UPS from time to time, and any voting shares distributed by UPS or the Company as dividends on such shares or in stock splits or reclassifications of the Company's voting shares and any other securities or property delivered as a distribution on the Company's voting shares (all of which are referred to collectively as "Resulting Securities") shall be subject to purchase by the Company following the retirement, death or other termination of employment of the Member with Overseas, UPS or any of their respective Subsidiaries. If at the time of the Member's retirement, death or other termination of employment with Overseas, UPS or any of their respective Subsidiaries, the Member beneficially owns less than 500 shares of the Capital Stock of UPS, then the Company may exercise its right to repurchase all or a portion of the Company's voting shares and any Resulting Securities at any time within a period of three years following such termination. If at the time of the Member's retirement, death or other termination of employment with Overseas, UPS or any of their respective Subsidiaries, the Member beneficially owns 500 or more shares of the Capital Stock of UPS, then for a period of thirteen years from such termination the Company may exercise its right to repurchase a cumulative annual amount of ten percent of the Company's voting shares and any Resulting Securities. The purchase price per share to be paid by the Company upon the exercise of the foregoing right to purchase shall be that provided in Bye-law 40(13) hereof. Any transferee of the Company's voting shares and any Resulting Securities including, without limitation, purchasers, donees, heirs, legatees and personal representatives and any subsequent transferee thereof, will acquire and hold such voting shares and Resulting Securities subject to the rights of the Company described in this Bye-law 40A.

  Notwithstanding anything contained in these Bye-laws to the contrary, any amendment to or deletion of this Bye-law 40A shall require the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of Directors.

40B. Any and all shares of the Company distributed on or after the effective date of these Amended and Restated Bye-laws that for any reason are not subject to the provisions of Bye-law 40 or Bye-law 40A shall be subject to purchase by the Company, at the Company's option, following the retirement, death or other termination of the Member's employment with Overseas, UPS, or any of their respective subsidiaries. If, at the time of the Member's retirement, death or other termination of employment with the Company, UPS, or any of their respective subsidiaries, the Member beneficially owns less than 500 shares of the Capital Stock of the Company then for a period of three years from such termination of the Member's employment the Company shall have the right to purchase all or part of such voting shares of the Company held by such Member. If, at the time of the Member's retirement, death or other termination of employment with the Company, UPS, or any of their respective subsidiaries, the Member beneficially owns 500 or more shares of the Capital Stock of the Company then for a period of thirteen years from such termination of the Member's employment the Company shall have the right to purchase a cumulative annual maximum of ten percent of the voting shares of the Company held by such member. The purchase price per share to be paid by the Company upon the exercise of the foregoing right to purchase shall be that provided in Bye-law 40(13) hereof.

  Any transferee of the Company's voting shares including, without limitation, purchasers, donees, heirs, legatees and personal representatives and any subsequent transferee thereof, will acquire and hold such voting shares and Resulting Securities (as defined in Bye-law 40A) subject to the rights of the Company described in this Bye-law.

  Notwithstanding anything contained in the Bye-laws to the contrary, any amendment to or deletion of this Bye-law 40B shall require the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of Directors.

  Bye-law 40, Bye-law 40A and Bye-law 40B set forth herein shall become effective on August 7, 1996 (the "Effective Date") and shall apply to all of the voting shares of the Company issued and outstanding on such Effective Date and to any and all voting shares of the Company thereafter issued. If for any reason the amendments to Bye-law 40 made as of such Effective Date, or the additional provisions of Bye-law 40A and Bye-law 40B shall be determined by a final judicial decree to be invalid or unenforceable, then the provisions of Bye-law 40 as in effect immediately prior to the Effective Date shall be deemed to have been continued in full force and effect from and after the Effective Date with respect to all voting shares of the Company issued prior to, on or after the Effective Date.

                                   EXHIBIT B

                            PROPOSED BYE-LAW 40(13)

                              TRANSFER OF SHARES

(40)

Bye-law 40

(13) The purchase price per share to be paid by the Company upon the exercise of the options provided by this Bye-law shall be the fair value per share as determined by the Board of Directors in good faith from time to time using such criteria as it deems appropriate in the circumstances. If purchased by the Company pursuant to the right described in paragraph (3) of this Bye-law, the purchase price shall be the lesser of (a) the price determined by the Board of Directors, or (b) the price at which such shares are proposed to be sold as set forth in paragraph (2) of this Bye-law 40.

{LOGO}
                             OVERSEAS PARTNERS LTD.
          This Proxy is Solicited on Behalf of the Board of Directors
          Proxy for Annual Meeting of Shareowners -- October 20, 1999
  The undersigned hereby appoints D. Scott Davis, Robert J. Clanin and Edwin H. Reitman, or any of them, with power of substitution, as attorneys and proxies to vote all of the shares of stock standing in the name of the undersigned as of August 31, 1999 at the Annual Meeting of Shareowners of OVERSEAS PARTNERS LTD (OPL or the Company), to be held at the Company's offices in Hamilton, Bermuda, on October 20, 1999 at 9:00 A.M., and at any or all adjournments thereof, the undersigned hereby instructs and authorizes said attorneys to vote:

1. ELECTION OF DIRECTORS:
                    FOR ALL NOMINEES LISTED BELOW [_]
                                               WITHHOLD AUTHORITY [_]
                    (except as marked to the contrary below)
                                               to vote for all nominees listed
                                               below

   Robert J. Clanin, D. Scott Davis, Joseph M. Pyne, Cyril E. Rance, Edwin H.
                          Reitman and Walter A. Scott

INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
--------------------------------------------------------------------------------
2. FOR [_]  AGAINST [_]  ABSTAIN [_]
                          Bye-Law amendment pertaining to the purchase price to be paid by the Company for its shares.
3. FOR [_]  AGAINST [_]  ABSTAIN [_]
                          Appointment of Deloitte & Touche, Chartered
                          Accountants, as auditors for OPL for the year ended December 31, 1999.

4. In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.
                                            This proxy when properly executed
                                            will be voted in the manner
                                            directed herein by the undersigned
                                            shareowner. If no direction is
                                            made, this proxy will be voted FOR
                                            the Election of Directors and FOR
                                            Proposals 2, 3 and 4.
                                            Dated this      day of
                                                            , 1999.
                                            ___________________________________
                                            SIGNATURE (sign exactly as name
                                            appears hereon)
                                            ___________________________________
                                            SIGNATURE OF CO-OWNER IF ANY
                                            For joint accounts, all co-owners
                                            must sign. Executors,
                                            administrators, trustees, etc.
                                            should so indicate when signing.

-------------------------------------------------------------------------------




                           s FOLD AND DETACH HERE s

  Letter of Instruction to Execute Proxy for Annual Meeting of Shareowners -
                               October 20, 1999
                            OVERSEAS PARTNERS LTD.
  This Letter of Instruction is Solicited on Behalf of the Board of Directors
                 Attn: MR. THOMAS A. O'CONNELL, Vice President

FIRST UNION NATIONAL BANK
Corporate Trust Operations
P.O. Box 41784
Philadelphia, PA 19101-1784

Dear Sir or Madam:

  In connection with the annual meeting of shareowners of OVERSEAS PARTNERS LTD. (OPL or the Company), to be held at the Company's offices in Hamilton, Bermuda, on October 20, 1999 at 9:00 A.M., and at any or all adjournments thereof, you are hereby instructed and directed to deliver a proxy to D. Scott Davis, Robert J. Clanin and Edwin H. Reitman, or any of them, with power of substitution, instructing and authorizing them to vote all shares which you are holding in custody for the undersigned as of August 31, 1999.

1. ELECTION OF DIRECTORS:      FOR ALL NOMINEES LISTED BELOW [_]              WITHHOLDING AUTHORITY [_]
                               (except as marked to the contrary below)       to vote for all nominees listed below

  Robert J. Clanin, D. Scott Davis, Joseph M. Pyne, Cyril E. Rance, Edwin H. Reitman and Walter A. Scott

INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee's name in the space provided below.
-------------------------------------------------------------------------------
2. FOR [_] AGAINST [_] ABSTAIN [_]   Bye-law amendment pertaining to the price to be paid by the Company for its shares.

3. FOR [_] AGAINST [_] ABSTAIN [_]   Appointment of Deloitte & Touche, Chartered Accountants, as auditors for OPL for the year ended December 31, 1999.

4. In their discretion upon such other matters as may properly come before the  meeting or any adjournment thereof.

The shares of OPL to which this Letter of Instruction relates shall be voted in the manner directed herein by the undersigned when this Letter has been properly executed. If no direction is made, such shares will be voted FOR the Election of Directors and FOR Proposals 2, 3 and 4.

Dated this          day of              , 1999.

-------------------------------------   ----------------------------------------
SIGNATURE (sign exactly as name         SIGNATURE OF CO-OWNER IF ANY
           appears hereon)              For joint accounts, all co-owners must
                                        sign. Executors, administrators,
                                        trustees, etc. should so indicate when
                                        signing.

                [LOGO OF OVERSEAS PARTNERS LTD. APPEARS HERE]





--------------------------------------------------------------------------------

                                                   P.O. Box 41784
                                                   Philadelphia, PA 19101-1784

FIRST UNION NATIONAL BANK

                                                   September 10, 1999

To: Shareowners of Overseas Partners Ltd.
Whose Shares are Held in Custody by
First Union National Bank:

   We have been advised that the Annual Meeting of Shareowners of Overseas Partners Ltd. (OPL or the Company) will be held at the Company's offices in Hamilton, Bermuda on October 20, 1999 at 9:00 A.M. A copy of the notice of the meeting and proxy statement are enclosed.

   Under the arrangements pursuant to which we hold shares of OPL in custody, we are to notify you of the time and place of the meeting and offer to furnish you, and furnish if requested, a proxy permitting you to vote at the meeting the number of shares of Common Stock of OPL held by us for you as of August 31, 1999. If you want such a proxy, we must receive your request prior to October 13, 1999.

   If you do not request a proxy, you may direct us to vote your stock by dating, signing and returning the enclosed Letter of Instruction in the enclosed addressed envelope, which requires no postage if mailed from within the United States. Your shares will be voted in accordance with your Letter of Instruction if it is received prior to October 13, 1999.

   Shares for which we do not receive a timely request for a proxy or a Letter of Instruction will be voted by us for the election of the directors, for the Bye-law amendment and to appoint auditors.

                                           Very truly yours,

                                           FIRST UNION NATIONAL BANK